as of October 18, 2007

Each of the Borrowers listed

    on Appendix I hereto

One Financial Center

Mail Stop: MA5-516-03-01

Boston, Massachusetts 02111

Attention: Michael Clarke

RE: Sixth Amendment to Loan Agreement

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to Columbia Funds Series Trust, Columbia Funds Master Investment Trust, LLC (formerly, Columbia Funds Master Investment Trust), Columbia Funds Variable Insurance Trust I, Columbia Funds Series Trust I, Columbia Funds Institutional Trust, Columbia Funds Variable Insurance Trust, Banc of America Funds Trust, Excelsior Funds, Inc., Excelsior Funds Trust, and Excelsior Tax-Exempt Funds, Inc. (each, a “Borrower”), each acting on behalf of its fund series as the case may be (any such series, a “Fund”) as described on Appendix I attached hereto, a $150,000,000 unsecured uncommitted line of credit (the “Uncommitted Line”) as described in a letter agreement dated September 19, 2005, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $150,000,000 dated September 17, 2007 executed by the Borrowers in favor of the Bank (the “Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to make changes to the Uncommitted Line as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, on behalf of the Funds, and the Bank hereby agree as follows:

I. Amendments to Loan Agreement

1. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Uncommitted Line shall expire on October 16, 2008 (the “Expiration Date”), unless extended in the discretion of the Bank or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

2. Section I(6) of the Loan Agreement is hereby amended by inserting the following new sentence at the end of such Section: “No proceeds of any Loan shall be used by any Borrower or Fund to make any Interfund Loans.”

3. Section II(1)(b) of the Loan Agreement is hereby amended by inserting the following new clause (viii) immediately preceding the semicolon at the end of such Section:

; and (viii) subject to the terms of Section II(1)(h) below, Indebtedness consisting of Interfund Loans outstanding to any Fund

4. Section II(1)(c) of the Loan Agreement is hereby amended by inserting the following new clause (ix) immediately preceding the semicolon at the end of such Section:

; and (ix) subject to the terms of Section II(1)(h) below, Liens securing Interfund Loans outstanding to any Fund

5. The following new Section II(1)(h) is hereby inserted following Section II(1)(g), and the existing Section II(1)(h) is hereby redesignated as Section II(1)(i):

(h) notwithstanding anything in this Agreement to the contrary, Interfund Lending shall be expressly permitted hereunder, and the mere making or receipt of an Interfund Loan in and of itself shall not, with respect to any Borrower or Fund a party thereto (as a lender or a borrower), constitute a violation of any condition precedent, representation or covenant contained herein or constitute a Default or Event of Default; provided that all other terms and conditions of this Agreement are satisfied, and provided further, that:

(i) such Interfund Lending (A) is not otherwise prohibited by law, (B) has been duly authorized by each party thereto, (C) is consistent with the terms of the Interfund Lending Exemptive Order, (D) is not in contravention of the relevant Fund’s Prospectus or any agreement to which the relevant Borrower or Fund is a party or otherwise bound, including, without limitation, any agreement relating to any Interfund Loan, and (E) is deemed to be Indebtedness of the relevant Fund(s) for all purposes under this Agreement, including for purposes of calculating the borrowing limitations hereunder and the covenant in Section II(1)(a) hereof;

(ii) a Fund may not be a lender of an Interfund Loan at any time during which such Fund has any Loan outstanding hereunder nor may a Fund use the proceeds of any Loan to make an Interfund Loan;

(iii) at the time of the borrowing of any Loan by such Fund hereunder, the Fund shall not have outstanding as a borrower or a lender any Interfund Loan secured by a Lien;

(iv) if at any time a Fund should secure an Interfund Loan or Interfund Loans with collateral, then each Loan to such Fund under this Agreement will be secured (i) at least on an equal priority basis with an equivalent percentage of collateral to loan value as any outstanding Interfund Loan that requires collateral, which may require the Borrower to pledge at least such collateral as is necessary to maintain the market value of the collateral that secures such Loan at least equal to 102% of the outstanding principal value of the Loan for so long as such Interfund Loan is secured and (ii) with collateral that is not illiquid and has similar credit characteristics (each as determined by the Fund in good faith in accordance with its policies and procedures and applicable law) to that of the collateral securing such Interfund Loan or Interfund Loans; and

(v) upon and during the continuance of a Default or Event of Default, such Fund will not make or permit any payment or prepayment of any Interfund Loans owing by such Fund unless such Fund concurrently makes a pro rata payment or prepayment of Loans owing by such Fund, if any, hereunder; and

6. Section II(3)(d) of the Loan Agreement is hereby restated to read in its entirety as follows:

(d) such Borrower, acting on behalf of such Fund, (i) fails to pay or perform when due any Obligation, whether now existing or hereafter arising, other than those referred to above in this Section II(3), or (ii) fails to pay at maturity, or within any applicable period of grace, any obligations in respect of any Interfund Loans or any obligations in respect of any Other Indebtedness, or (iii) fails to observe or perform beyond any applicable grace period any term, covenant or agreement evidencing or securing any such Interfund Loan or any such Other Indebtedness or any other event or condition shall occur which results in the acceleration of the maturity of any such Interfund Loan of such Fund or any such Other Indebtedness of such Fund, or, in any such case, enables (any required notice of default having been given and any applicable grace period having expired) the lender of such Interfund Loan or the holder of such Other Indebtedness or any Person acting on such lender or holder’s behalf to accelerate the maturity thereof; or

7. Section II(14) of the Loan Agreement is hereby amended by restating the following definition appearing therein, in its entirety, to read as follows:

“Total Assets” shall mean, with respect to any Fund at any time, all assets of such Fund which in accordance with generally accepted accounting principles would be classified as assets on a balance sheet of such Fund at such time, valued in accordance with the methods and procedures described in such Fund’s Prospectus.

8. Section II(14) of the Loan Agreement is hereby further amended by inserting the following new definitions therein in proper alphabetical order:

“Interfund Lending” shall mean lending by a registered investment company or a series thereof advised by the Investment Adviser to one or more other registered investment companies or series thereof advised by the Investment Adviser, or borrowing by a registered investment company or a series thereof advised by the Investment Adviser from one or more other registered investment companies or series thereof advised by the Investment Adviser, in either case pursuant to the Interfund Lending Exemptive Order issued by the Securities and Exchange Commission.

“Interfund Lending Exemptive Order” shall mean that certain exemptive order issued by the Securities and Exchange Commission on September 5, 2003 (Investment Advisors Act of 1940 Release No. 26174), and including any amended or supplemental order thereto.

“Interfund Loan” shall mean any loan or advance by or to a Fund pursuant to an Interfund Lending arrangement.

9. The Exhibit B to the Loan Agreement is hereby deleted in its entirety and the Exhibit B attached hereto is hereby substituted therefor.

II.	Administration Fee

Notwithstanding the provisions of Section I(8), the Bank hereby waives the payment by the Borrowers of the administration fee in connection with the extension of the Expiration Date effected hereby; provided that nothing herein shall be construed as a waiver by the Bank of any such fee with respect to any future extensions of the Expiration Date to which the Bank may, in its discretion, agree.

III.	Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof.

2. Each of the Borrowers, for itself and on behalf of its respective Funds, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of such Borrower’s representations and warranties contained in Section II(2) of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement and the Loan Documents, as amended hereby: (i) are, and will be, within such Borrower’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the Declaration of Trust, Articles of Incorporation or by-laws of such Borrower or any law, rule or regulation applicable to such Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) assuming due authorization, execution and delivery by the Bank, each of the Loan Documents, as amended hereby, constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of each of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank]

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Christopher Ducar
Christopher Ducar, Assistant Vice President

Accepted and Agreed to:

Acknowledged and Accepted:

COLUMBIA FUNDS SERIES TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

BANC OF AMERICA FUNDS TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS SERIES TRUST I,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS INSTITUTIONAL TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS VARIABLE INSURANCE TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR FUNDS, INC.,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR FUNDS TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR TAX-EXEMPT FUNDS, INC.,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

APPENDIX I

List of Borrowers and Funds

COLUMBIA FUNDS SERIES TRUST, on behalf of:

Columbia Asset Allocation Fund II

Corporate Bond Portfolio

Columbia California Intermediate Municipal Bond Fund

Columbia Convertible Securities Fund

Columbia Georgia Intermediate Municipal Bond Fund

Columbia Global Value Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Large Cap Value Fund

Columbia LifeGoal Balanced Growth Portfolio

Columbia LifeGoal Growth Portfolio

Columbia LifeGoal Income & Growth Portfolio

Columbia LifeGoal Income Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico International Opportunities Fund

Columbia Maryland Intermediate Municipal Bond Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Masters Global Equity Portfolio

Columbia Masters Heritage Portfolio

Columbia Masters International Equity Portfolio

Columbia Multi-Advisor International Equity Fund

Columbia North Carolina Intermediate Municipal Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Short Term Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia Total Return Bond Fund

Columbia Virginia Intermediate Municipal Bond Fund

Mortgage and Asset Backed Portfolio

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC, on behalf of:

Columbia High Income Master Portfolio

Columbia International Value Master Portfolio

Columbia Large Cap Core Master Portfolio

Columbia Marsico Focused Equities Master Portfolio

Columbia Marsico Growth Master Portfolio

Columbia Small Cap Growth Master Portfolio

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I, on behalf of:

Columbia High Yield Fund, Variable Series

Columbia Marsico 21st Century Fund, Variable Series

Columbia Marsico Focused Equities Fund, Variable Series

Columbia Marsico Growth Fund, Variable Series

Columbia Marsico International Opportunities Fund, Variable Series

Columbia Mid Cap Growth Fund, Variable Series

BANC OF AMERICA FUNDS TRUST, on behalf of:

Banc of America Retirement 2005 Portfolio

Banc of America Retirement 2010 Portfolio

Banc of America Retirement 2015 Portfolio

Banc of America Retirement 2020 Portfolio

Banc of America Retirement 2025 Portfolio

Banc of America Retirement 2030 Portfolio

Banc of America Retirement 2035 Portfolio

Banc of America Retirement 2040 Portfolio

COLUMBIA FUNDS SERIES TRUST I, on behalf of:

Columbia Asset Allocation Fund

Columbia Balanced Fund

Columbia California Tax Exempt Fund

Columbia Common Stock Fund

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Connecticut Tax-Exempt Fund

Columbia Conservative High Yield Fund

Columbia Core Bond Fund

Columbia Disciplined Value Fund

Columbia Dividend Income Fund

Columbia Federal Securities Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia High-Yield Opportunity Fund

Columbia Income Fund

Columbia Intermediate Bond Fund

Columbia Intermediate Municipal Bond Fund

Columbia International Stock Fund

Columbia Large Cap Growth Fund

Columbia Liberty Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Massachusetts Tax-Exempt Fund

Columbia Mid-Cap Growth Fund

Columbia New Jersey Intermediate Municipal Bond Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia New York Tax-Exempt Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Real Estate Equity Fund

Columbia Rhode Island Intermediate Municipal Bond Fund

Columbia Small Cap Core Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Strategic Investor Fund

Columbia Tax Exempt Fund

Columbia Technology Fund

Columbia U.S. Treasury Index Fund

Columbia World Equity Fund

COLUMBIA FUNDS INSTITUTIONAL TRUST, on behalf of:

CMG Core Bond Fund

CMG Enhanced S&P 500 Index Fund

CMG High Yield Fund

CMG International Stock Fund

CMG Large Cap Growth Fund

CMG Large Cap Value Fund

CMG Mid Cap Growth Fund

CMG Mid Cap Value Fund

CMG Short Term Bond Fund

CMG Small Cap Growth Fund

CMG Small Cap Value Fund

CMG Small/Mid Cap Fund

CMG Strategic Equity Fund

CMG Ultra Short Term Bond Fund

COLUMBIA FUNDS VARIABLE INSURANCE TRUST, on behalf of:

Columbia Small Cap Value Fund, Variable Series

Columbia Strategic Income Fund, Variable Series

Columbia International Fund, Variable Series

Columbia Large Cap Value Fund, Variable Series

Columbia S&P 500 Index Fund, Variable Series

Columbia Mid Cap Value Fund, Variable Series

Columbia Asset Allocation Fund, Variable Series

Columbia Federal Securities Fund, Variable Series

Columbia Small Company Growth Fund, Variable Series

Columbia Large Cap Growth Fund, Variable Series

Columbia Money Market Fund, Variable Series

EXCELSIOR FUNDS, INC., on behalf of:

Excelsior Blended Equity Fund

Excelsior Core Bond Fund

Excelsior Emerging Markets Fund

Excelsior Energy & Natural Resources Fund

Excelsior Intermediate-Term Bond Fund

Excelsior International Fund

Excelsior Large Cap Growth Fund

Excelsior Pacific/Asia Fund

Excelsior Real Estate Fund

Excelsior Short-Term Government Securities Fund

Excelsior Small Cap Fund

Excelsior Value & Restructuring Fund

EXCELSIOR FUNDS TRUST, on behalf of:

Excelsior Equity Income Fund

Excelsior Equity Opportunities Fund

Excelsior High Yield Fund

Excelsior International Equity Fund

Excelsior Mid Cap Value & Restructuring Fund

EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of:

Excelsior California Short-Intermediate Term Tax-Exempt Income Fund

Excelsior Intermediate-Term Tax-Exempt Fund

Excelsior Long-Term Tax-Exempt Fund

Excelsior New York Intermediate-Term Tax-Exempt Fund

Excelsior Short-Term Tax-Exempt Securities Fund

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone 617-664-3861or 617-664-4005; fax 617-664-3941.

FROM:	[BORROWER] on behalf of [FUND]
(Fund # ) (DDA # )

In connection with the letter agreement dated September 19, 2005 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $            . Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): Loan Advance Paydown Overnight Rollover

2.	The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred and is continuing under the Agreement.

3.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct in all material respects on and as of the date hereof.

4.	Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

5.	The following amounts and statements are true in connection with any requested Loan:

(a) Adjusted Net Assets of the Fund:
(i) Total Assets of the Fund	$
(ii) Total Liabilities (excluding Indebtedness for borrowed money) of the Fund	$
(iii) without duplication, the value of any segregated assets or assets otherwise subject to any pledge or other encumbrance	$
(iv) item (a)(i) less item (a)(ii) less item	$
(a)(iii)		$

(b) 33- 1/3% of item (a)(iv)		$

(c) (i) Beginning Loan Balance:	$
(ii) Paydown Amount (if any):	$
(iii) Requested Loan (if any)	$
(iv) Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):		$

(d) The aggregate outstanding principal amount of Indebtedness of the Fund other than the Loans as of the date hereof:

(i) Interfund Loans	$
(ii) Syndicated Facility loans	$
(iii) other Indebtedness	$
(iv) Total		$

(e) Total Indebtedness ((c)(iv) plus (d(iv))):		$

6.	The amount set forth in 5(e) above does not exceed the lesser of (a) the amount set forth in 5(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund is a party or any law, rule or regulation applicable to such Borrower or Fund.

7.	The amount set forth in 5(c)(iv) above does not exceed the Uncommitted Line Amount, and the aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

8.	The requesting Fund identified above does not currently have any Interfund Loans made by such Fund as a lender that remain outstanding on the date hereof.

9.	The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER], on behalf of [FUND]

By:
Name:
Title
Date: